ARTICLES SUPPLEMENTARY

STRATEGIC FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board”) by Article FIFTH of the Articles of Incorporation of the Corporation, as amended (the “Charter”), the Board hereby classifies and reclassifies the five hundred and five million (505,000,000) authorized but unissued shares of Class T Common Stock of the Corporation, $.001 par value per share, representing all of the Corporation’s authorized shares of Class T Common Stock, as follows: five million (5,000,000) of such shares shall be classified as Class A Common Stock of Dreyfus Active MidCap Fund, and five hundred million (500,000,000) of such shares shall be classified as undesignated shares of Common Stock of the Corporation.

SECOND: Pursuant to authority expressly vested in the Board by Article FIFTH of the Charter, of the five hundred million (500,000,000) authorized but unissued shares of undesignated Common Stock, $.001 par value per share, that the Corporation has authority to issue, the Board hereby further classifies and reclassifies three hundred million (300,000,000) of such shares of undesignated Common Stock as follows: (i) one hundred million (100,000,000) of such shares shall be classified as shares of Dreyfus Conservative Allocation Fund, (ii) one hundred million (100,000,000) of such shares shall be classified as shares of Dreyfus Moderate Allocation Fund and (iii) one hundred million (100,000,000) of such shares shall be classified as shares of Dreyfus Growth Allocation Fund. Dreyfus Conservative Allocation Fund, Dreyfus Moderate Allocation Fund and Dreyfus Growth Allocation Fund are each referred to as a “Fund” and, together with the other investment portfolios of the Corporation, as the “Funds.”

THIRD: The shares of Common Stock of each of Dreyfus Conservative Allocation Fund, Dreyfus Moderate Allocation Fund and Dreyfus Growth Allocation Fund have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation’s Charter and shall be subject to all provisions of the Corporation’s Charter relating to stock of the Corporation generally.

FOURTH: Immediately before the classification and reclassification of shares as set forth in Articles FIRST and SECOND hereof, the Corporation has heretofore authorized the issuance of two billion four hundred million (2,400,000,000) shares of stock, all of which were shares of Common Stock, having a par value of one tenth of one cent ($.001) per share and an aggregate par value of two million four hundred thousand dollars ($2,400,000), classified as follows:

Fund/Class	Shares Authorized
Dreyfus Active MidCap Fund/Class A shares	35,000,000
Dreyfus Active MidCap Fund/Class B shares	30,000,000
Dreyfus Active MidCap Fund/Class C shares	15,000,000
Dreyfus Active MidCap Fund/Class I shares	15,000,000
Dreyfus Active MidCap Fund/Class T shares	5,000,000
Emerging Markets Opportunity Fund/Class A shares	100,000,000
Emerging Markets Opportunity Fund/Class C shares	100,000,000
Emerging Markets Opportunity Fund/Class I shares	100,000,000
Emerging Markets Opportunity Fund/Class T shares	100,000,000
Systematic International Equity Fund/Class A shares	100,000,000
Systematic International Equity Fund/Class C shares	100,000,000
Systematic International Equity Fund/Class I shares	100,000,000
Systematic International Equity Fund/Class T shares	100,000,000
Global Stock Fund/Class A shares	100,000,000
Global Stock Fund/Class C shares	100,000,000
Global Stock Fund/Class I shares	100,000,000
Global Stock Fund/Class T shares	100,000,000
International Stock Fund/Class A shares	100,000,000
International Stock Fund/Class C shares	100,000,000
International Stock Fund/Class I shares	100,000,000
International Stock Fund/Class T shares	100,000,000
Dreyfus U.S. Equity Fund/Class A shares	100,000,000
Dreyfus U.S. Equity Fund/Class C shares	100,000,000
Dreyfus U.S. Equity Fund/Class I shares	100,000,000
Dreyfus U.S. Equity Fund/Class T shares	100,000,000
Dreyfus Select Managers Small Cap Value Fund/Class A shares	100,000,000
Dreyfus Select Managers Small Cap Value Fund/Class B shares	100,000,000
Dreyfus Select Managers Small Cap Value Fund/Class C shares	100,000,000
Total	2,400,000,000

FIFTH: As hereby classified and reclassified, the total number of shares of stock which the Corporation has authority to issue remains two billion four hundred million (2,400,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of two million four hundred thousand dollars ($2,400,000), classified as follows:

Fund/Class	Shares Authorized
Dreyfus Active MidCap Fund/Class A shares	40,000,000
Dreyfus Active MidCap Fund/Class B shares	30,000,000
Dreyfus Active MidCap Fund/Class C shares	15,000,000
Dreyfus Active MidCap Fund/Class I shares	15,000,000
Emerging Markets Opportunity Fund/Class A shares	100,000,000
Emerging Markets Opportunity Fund/Class C shares	100,000,000
Emerging Markets Opportunity Fund/Class I shares	100,000,000
Systematic International Equity Fund/Class A shares	100,000,000
Systematic International Equity Fund/Class C shares	100,000,000
Systematic International Equity Fund/Class I shares	100,000,000
Global Stock Fund/Class A shares	100,000,000
Global Stock Fund/Class C shares	100,000,000
Global Stock Fund/Class I shares	100,000,000
International Stock Fund/Class A shares	100,000,000
International Stock Fund/Class C shares	100,000,000
International Stock Fund/Class I shares	100,000,000
Dreyfus U.S. Equity Fund/Class A shares	100,000,000
Dreyfus U.S. Equity Fund/Class C shares	100,000,000
Dreyfus U.S. Equity Fund/Class I shares	100,000,000
Dreyfus Select Managers Small Cap Value Fund/Class A shares	100,000,000
Dreyfus Select Managers Small Cap Value Fund/Class C shares	100,000,000
Dreyfus Select Managers Small Cap Value Fund/Class I shares	100,000,000
Dreyfus Conservative Allocation Fund	100,000,000
Dreyfus Moderate Allocation Fund	100,000,000
Dreyfus Growth Allocation Fund	100,000,000
Undesignated Common Stock	200,000,000
Total	2,400,000,000

SIXTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

SEVENTH: The Board classified and reclassified the shares of Common Stock of the Corporation as aforesaid pursuant to authority provided in the Corporation’s Charter.

EIGHTH: These Articles Supplementary do not increase the aggregate number of shares of Common Stock of the Corporation or the aggregate par value thereof.

NINTH: These Articles Supplementary were approved by a majority of the entire Board and are limited to changes expressly permitted by Section 2-105(a)(12) and Section 2-605 of the Maryland General Corporation Law to be made without action by the Corporation’s stockholders.

IN WITNESS WHEREOF, Strategic Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

STRATEGIC FUNDS, INC.

By:____________________________

Jeff Prusnofsky

Vice President

WITNESS:

________________________________

John B. Hammalian

Assistant Secretary